UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 2, 2009

Life Technologies Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25317 (Commission File Number)	33-0373077 (I.R.S. Employer Identification Number)
5791 Van Allen Way
Carlsbad, CA 92008
(Address of principal executive offices) (Zip Code)
(760) 603-7200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
     Item 8.01 — Other Events
     On September 2, 2009, Life Technologies Corporation, a Delaware corporation (the “Company”), entered into a definitive agreement to sell its ownership stake in its mass spectrometry business, operated as a joint venture, to Danaher Corporation, a Delaware corporation (“Danaher”), for $450 million in cash. On September 2, 2009, the Company posted to the Investor Relations section of its website, http://www.lifetechnologies.com, a press release and a replay of its investor conference call held on September 2, 2009, relating to the transaction with Danaher. A replay of this conference call will be available on the Investor Relations section of the Company’s website for a period of one week from September 2, 2009.
     The Company also provided additional answers to certain follow up questions from the conference call by posting a Questions and Answers document to the Investor Relations section of the Company’s website on September 3, 2009. A copy of the Company’s Questions and Answers document, which is attached hereto as Exhibit 99.1, will also be available on the Investor Relations section of the Company’s website for a period of one week from September 3, 2009.
Section 9 — Financial Statements and Exhibits
     Item 9.01 — Exhibits
(d) Exhibits
Exhibit 99.1 — Questions and Answers, dated September 3, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION (Registrant)
Date: September 3, 2009	By:	/s/ David F. Hoffmeister
David F. Hoffmeister
Chief Financial Officer